Exhibit 10.12

ASSIGNMENT AND
ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into effective as of June 1, 2009 (the “Effective Date”) by and between SpeechSwitch, Inc., a New Jersey corporation (the “Assignor”), and GlynnTech, Inc., a New Jersey corporation (the “Assignee”).

WITNESSETH:

WHEREAS, Assignor has obligations with respect to a number of creditors; and

WHEREAS, Assignor has agreed to assign debts to the Assignee in exchange for a promissory note payable to the Assignee; and

WHEREAS, Assignee has agreed to assume debts and obligations owed by the Assignor to various creditors; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1.           On the Effective Date, Assignor hereby assigns and delivers to Assignee various debts and obligations in excess of Thirty Thousand Dollars ($30,000) (the “Debts”) owed by the Assignor to iVoice, Inc., iVoice Technology, Inc. GlynnTech, Inc., Fidelity Transfer Company and others.

2.           Assignee hereby accepts the assignment of the Debts from the Assignor and in exchange for accepting this assignment and assuming the obligations pursuant to the Debts, accepts a promissory note payable by the Assignor dated the date hereof for the sum of Twenty-five Thousand Dollars ($25,000) with the terms and conditions as set forth therein.

3.           This Agreement shall be construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SPEECHSWITCH, INC.,
the Assignor

By:	/s/ Bruce Knef

Name:	Bruce Knef

Title:	Board Chairman

GLYNNTECH, INC.,
the Assignee

By:	/s/ Alex P. Glynn

Name:	Alex P. Glynn

Title:	Vice President